Exhibit 99.1

Herbalife Announces CFO Transition Initiates Guidance for First Quarter and Full-Year

2024

LOS ANGELES, March 20, 2024 – Herbalife Ltd. (NYSE: HLF), a premier health and wellness company, community and platform, today announced the appointment of John DeSimone as Chief Financial Officer, succeeding Alex Amezquita who will remain with the Company. Mr. DeSimone has been an executive at Herbalife for the past 17 years, including more than 8 years as CFO from 2010 – 2018 and 4 years as President and Co-President from 2018 – 2022. Most recently, he served as a Special Advisor to the CEO.

“John is a talented and proven finance leader, who has immense experience with Herbalife and a successful track record,” said Michael Johnson, Chairman and Chief Executive Officer. “We believe with Stephan Gratziani as President driving top-line growth and John focusing on our commitment to expand margins, reduce debt and improve overall financial performance, we are well-positioned to return to growth and maximize shareholder value in both the near and long term.”

In addition, management is beginning to observe more stability in the business. Based on this and other positive trends observed, Herbalife is initiating guidance for the first quarter and full-year 2024.

First Quarter and Full-Year 2024 Guidance

$ million	Q1 ‘24 Guidance	Q1 ‘23 Results	FY ‘24 Guidance	FY ‘23 Results

Net Sales	1% – 3% y-o-y	1,252.1	0% – 5% y-o-y	5,062.4

Adjusted EBITDA[1]	115 – 130	128.9	540 – 580	570.6

Capital Expenditures	30 – 40	30.3	125 – 175	135.0

Included in the full-year 2024 guidance is approximately $40 million of savings from a new organizational redesign project the Company began reviewing in January 2024. This project, which is separate from Herbalife’s Transformation Program, will bring leadership closer to the markets, streamline the organization and accelerate productivity. The Company expects to deliver at least $80 million of run rate savings from this project beginning in 2025. The Company also expects to recognize at least $60 million of pre-tax expenses in 2024 related to this restructuring, which will be excluded from the adjusted results.

“I’m honored to return to my role as CFO,” said John DeSimone, Chief Financial Officer. “I’m excited to leverage my experience and knowledge of Herbalife to improve our financial and operating performance, reduce our gross leverage ratio to 3.0x by the end of 2025, as well as deliver long-term value to our shareholders.”

The Board of Directors and management team extends its appreciation to Mr. Amezquita for his contributions to Herbalife.

About Herbalife Ltd.

Herbalife (NYSE: HLF) is a premier health and wellness company, community and platform that has been changing people’s lives with great nutrition products and a business opportunity for its independent distributors since 1980. The Company offers science-backed products to consumers in more than 90 markets through entrepreneurial distributors who provide one-on-one coaching and a supportive community that inspires their customers to embrace a healthier, more active lifestyle to live their best life.

For more information, visit https://ir.herbalife.com.

[1]

Non-GAAP measure – refer to Schedule A – “Reconciliation of Non-GAAP Financial Measure” for a detailed reconciliation of this measure to the most directly comparable U.S. GAAP measure, as applicable, and a discussion of why the Company believes this non-GAAP measure is useful.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management, including for future operations, capital expenditures, or share repurchases; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; any statements of belief or expectation; and any statements of assumptions underlying any of the foregoing or other future events. Forward-looking statements may include, among others, the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate” or any other similar words.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results or outcomes could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in or implied by our forward-looking statements include the following:

●	the potential impacts of current global economic conditions, including inflation, on us; our Members, customers, and supply chain; and the world economy;
●	our ability to attract and retain Members;
●	our relationship with, and our ability to influence the actions of, our Members;
●	our noncompliance with, or improper action by our employees or Members in violation of, applicable U.S. and foreign laws, rules, and regulations;
●	adverse publicity associated with our Company or the direct-selling industry, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;
●	changing consumer preferences and demands and evolving industry standards, including with respect to climate change, sustainability, and other environmental, social, and governance, or ESG, matters;
●	the competitive nature of our business and industry;
●	legal and regulatory matters, including regulatory actions concerning, or legal challenges to, our products or network marketing program and product liability claims;
●	the Consent Order entered into with the FTC, the effects thereof and any failure to comply therewith;
●	risks associated with operating internationally and in China;
●	our ability to execute our growth and other strategic initiatives, including implementation of our Transformation Program and increased penetration of our existing markets;
●

any material disruption to our business caused by natural disasters, other catastrophic events, acts of war or terrorism, including the war in Ukraine, cybersecurity incidents, pandemics, and/or other acts by third parties;

●	our ability to adequately source ingredients, packaging materials, and other raw materials and manufacture and distribute our products;
●	our reliance on our information technology infrastructure;
●

noncompliance by us or our Members with any privacy laws, rules, or regulations or any security breach involving the misappropriation, loss, or other unauthorized use or disclosure of confidential information;

●	contractual limitations on our ability to expand or change our direct-selling business model;
●	the sufficiency of our trademarks and other intellectual property;
●	product concentration;
●	our reliance upon, or the loss or departure of any member of, our senior management team;
●	restrictions imposed by covenants in the agreements governing our indebtedness;
●	risks related to our convertible notes;
●	changes in, and uncertainties relating to, the application of transfer pricing, income tax, customs duties, value added taxes, and other tax laws, treaties, and regulations, or their interpretation;
●	our incorporation under the laws of the Cayman Islands; and
●	share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

Additional factors and uncertainties that could cause actual results or outcomes to differ materially from our forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission on February 14, 2024, including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in our Consolidated Financial Statements and the related Notes included therein. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

Forward-looking statements made in this release speak only as of the date hereof. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Supplemental Information

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURE (unaudited)

Adjusted EBITDA

In addition to its reported results calculated in accordance with U.S. GAAP, the Company has included in this release adjusted EBITDA, a performance measure that the Securities and Exchange Commission defines as a “non-GAAP financial measure.” Adjusted EBITDA excludes the impact of certain unusual or non-recurring items such as expenses related to the Transformation Program, expenses related to the digital technology program, gain from extinguishment of debt and Korea tax settlement, as further detailed in the reconciliation below. Adjusted EBITDA margin represents adjusted EBITDA divided by net sales.

Management believes that such non-GAAP performance measure, when read in conjunction with the Company’s reported results, calculated in accordance with U.S. GAAP, can provide useful supplemental information for investors because it facilitates a period to period comparative assessment of the Company’s operating performance relative to its performance based on reported results under U.S. GAAP, while isolating the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance.

The Company’s definition and calculation as set forth in the table below of adjusted EBITDA may not be comparable to similarly titled measures used by other companies because other companies may not calculate it in the same manner as the Company does and should not be viewed in isolation from, nor as alternatives to, net income calculated in accordance with U.S. GAAP.

The Company does not provide a reconciliation of forward-looking adjusted EBITDA guidance to net income, the comparable U.S. GAAP measure, because, due to the unpredictable or unknown nature of certain significant items, such as income tax expenses or benefits, loss contingencies, and any gains or losses in connection with the potential refinancing transaction, we cannot reconcile this non-GAAP projection without unreasonable efforts. We expect the variability of these items, which are necessary for a presentation of the reconciliation, could have a significant impact on our reported U.S. GAAP financial results.

The following is a reconciliation of net income to EBITDA and adjusted EBITDA:

(in millions)	Three Months Ended March 31, 2023	Year Ended December 31, 2023

Net income	$29.3	$142.2
Interest expense, net	39.4	154.4
Income taxes	1.8	60.8
Depreciation and amortization	27.6	113.3

EBITDA	98.1	470.7
Amortization of SaaS implementation costs	-	6.0
Expenses related to Transformation Program[1,2]	27.3	54.2
Digital technology program costs[1,2]	3.5	32.1
Gain on extinguishment of debt[1,2]	-	(1.0)
Korea tax settlement[1,2]	-	8.6

Adjusted EBITDA	$128.9	$570.6

(1)

Based on interim income tax reporting rules, these expenses are not considered discrete items. The tax effect of the adjustments between our U.S. GAAP and non-GAAP results takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s).

(2)	Excludes tax (benefit)/expense as follows:

(in millions)	Three Months Ended March 31, 2023	Year Ended December 31, 2023

Expenses related to Transformation Program	$(6.0)	$(10.6)
Digital technology program costs	(0.2)	(2.6)
Gain on extinguishment of debt	-	-
Korea tax settlement	-	(1.1)

Total income tax adjustments	$(6.2)	$(14.3)

Contacts

Media Contact: Thien Ho Vice President, Global Corporate Communications thienh@herbalife.com Investor Contact: Erin Banyas Vice President, Head of Investor Relations erinba@herbalife.com

Source: Herbalife Ltd.